SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 26, 2002
(To Prospectus dated August 16, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-22
                                     Issuer

                               ------------------


The Class PO             The Class PO Certificates
Certificates
represent                o  This supplement relates to the offering of the Class
obligations of the          PO Certificates of the series referenced above. This
trust only and do           supplement does not contain complete information
not represent an            about the offering of the Class PO Certificates.
interest in or              Additional information is contained in the
obligation of CWMBS,        prospectus supplement dated August 26, 2002,
Inc., Countrywide           prepared in connection with the offering of the
Home Loans, Inc.,           offered certificates of the series referenced above
Countrywide Home            and in the prospectus of the depositor dated August
Loans Servicing LP,         16, 2002. You are urged to read this supplement, the
or any of their             prospectus supplement and the prospectus in full.
affiliates.
                         o  As of February 25, 2003, the class certificate
This supplement may         balance of the Class PO Certificates was
be used to offer and        approximately $1,941,056.
sell the offered
certificates only if     o  Exhibit 1 to this supplement is the monthly
accompanied by the          statement made available to holders of the Class PO
prospectus                  Certificates on the February 25, 2003 distribution
supplement and the          date.
prospectus.
                         o  This supplement also modifies the "Method of
                            Distribution" section on page S-68 of the prospectus supplement and the "Yield, Prepayment and Maturity
                            Considerations" section on page S-48 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

o the prospectus supplement, dated August 26, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

o the prospectus of the depositor, dated August 16, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 78.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                    (Pre-tax Yields to Maturity)

                                    Percentage of the Prepayment Assumption
                            ----------------------------------------------------
       Class                   0%        100%       300%       400%       500%
       -----                -------    -------    -------    -------    --------
       Class PO..........     2.0%       7.4%       16.5%      20.4%      24.0%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

 THE
BANK OF
 NEW
 YORK
101 Barclay St., 8W                              Distribution Date:     2/25/03
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-22


                 Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------
                                                                         Pass
                            Class      Certificate       Beginning       Through     Principal
Class       Cusip        Description   Rate Type         Balance        Rate (%)    Distribution
--------------------------------------------------------------------------------------------------
  A1      12669C2Z2         Senior      Fix-30/360     146,444,526.81   5.750000   10,442,726.43
  A2      12669C3A6         Senior      Var-30/360      32,543,228.09   1.902500    2,320,605.87
  A3      12669C3B4        Strip IO     Var-30/360      32,543,228.09   6.597500               -
  A4      12669C3C2         Senior      Fix-30/360      18,487,076.00   6.000000               -
  A5      12669C3D0         Senior      Fix-30/360      18,487,074.00   6.500000               -
  A6      12669C3E8         Senior      Fix-30/360      25,000,000.00   6.250000               -
  A7      12669C3F5         Senior      Fix-30/360         325,000.00   6.250000               -
  A8      12669C3G3         Senior      Fix-30/360      28,242,582.37   4.125000      146,077.17
  A9      12669C3H1         Senior      Fix-30/360      39,273,264.04   4.250000      203,130.40
 A10      12669C3J7         Senior      Var-30/360      38,110,579.06   1.752500      197,116.73
 A11      12669C3K4        Strip IO     Var-30/360      38,110,579.06   6.747500               -
 A12      12669C3L2         Senior      Fix-30/360      20,636,063.44   4.625000    3,051,205.33
 A13      12669C3M0         Senior      Fix-30/360      46,431,140.62   6.250000    6,865,211.67
 A14      12669C3N8         Senior      Var-30/360                  -   2.852500               -
 A15      12669C3P3         Senior      Var-30/360                  -  13.154715               -
 A16      12669C3Q1         Senior      Var-30/360      32,571,452.91   1.902500    2,325,053.61
 A17      12669C3R9        Strip IO     Var-30/360      32,571,452.91   6.597500               -
 A18      12669C3S7         Senior      Var-30/360       5,804,909.00   2.202500               -
 A19      12669C3T5        Strip IO     Var-30/360       5,804,909.00   6.297500               -
 A20      12669C3U2         Senior      Fix-30/360      60,000,000.00   6.250000               -
  PO      12669C3V0        Strip PO     Fix-30/360       1,966,570.51   0.000000       25,514.39
  M       12669C3X6         Senior      Fix-30/360       8,067,404.02   6.250000        7,239.04
  B1      12669C3Y4         Senior      Fix-30/360       3,884,305.64   6.250000        3,485.46
  B2      12669C3Z1         Senior      Fix-30/360       2,390,341.93   6.250000        2,144.90
  B3      12669C5P1         Senior      Fix-30/360       1,195,170.97   6.250000        1,072.45
  B4      12669C5Q9         Senior      Fix-30/360       1,195,170.97   6.250000        1,072.45
  B5      12669C5R7         Senior      Fix-30/360       1,195,171.68   6.250000        1,072.24
  AR      12669C3W8         Senior      Fix-30/360                  -   5.750000               -
-------------------------------------------------------------------------------------------------
Totals                                                 532,251,032.06              25,592,728.14
-------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------
                                      Current                   Cumulative
           Interest        Total      Realized     Ending        Realized
Class     Distribution  Distribution   Losses     Balance         Losses
--------------------------------------------------------------------------
  A1        701,649.51  11,144,375.95     -     136,001,800.38        -
  A2         51,589.88   2,372,195.75     -      30,222,622.22        -
  A3        178,903.68     178,903.68     -      30,222,622.22        -
  A4         92,426.97      92,426.97     -      18,487,076.00        -
  A5        100,129.21     100,129.21     -      18,487,074.00        -
  A6        130,196.49     130,196.49     -      25,000,000.00        -
  A7          1,692.55       1,692.55     -         325,000.00        -
  A8         97,075.04     243,152.21     -      28,096,505.20        -
  A9        139,080.15     342,210.56     -      39,070,133.64        -
 A10         55,652.26     252,768.99     -      37,913,462.33        -
 A11        214,273.11     214,273.11     -      37,913,462.33        -
 A12         79,527.59   3,130,732.92     -      17,584,858.11        -
 A13        241,806.85   7,107,018.53     -      39,565,928.95        -
 A14                 -              -     -                  -        -
 A15                 -              -     -                  -        -
 A16         51,634.63   2,376,688.24     -      30,246,399.30        -
 A17        179,058.84     179,058.84     -      30,246,399.30        -
 A18         10,653.46      10,653.46     -       5,804,909.00        -
 A19         30,460.91      30,460.91     -       5,804,909.00        -
 A20        312,471.57     312,471.57     -      60,000,000.00        -
  PO                 -      25,514.39     -       1,941,056.12        -
  M          42,013.91      49,252.94     -       8,060,164.99        -
  B1         20,228.92      23,714.38     -       3,880,820.18        -
  B2         12,448.56      14,593.47     -       2,388,197.03        -
  B3          6,224.28       7,296.73     -       1,194,098.52        -
  B4          6,224.28       7,296.73     -       1,194,098.52        -
  B5          6,224.29       7,296.53  0.21       1,194,099.23     0.46
  AR                 -              -     -                  -        -
--------------------------------------------------------------------------
Totals    2,761,646.94  28,354,375.11  0.21     506,658,303.72     0.46
--------------------------------------------------------------------------

                         Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------
                           Original        Beginning        Scheduled                     Unscheduled         Net
                         Certificate      Certificate       Principal        Accretion     Principal        Principal
 Class      Cusip          Balance           Balance       Distribution      Principal    Adjustment      Distribution
------------------------------------------------------------------------------------------------------------------------
   A1     12669C2Z2     174,090,991.00   146,444,526.81    10,442,726.43         -            -           10,442,726.43
   A2     12669C3A6      38,686,909.00    32,543,228.09     2,320,605.87         -            -            2,320,605.87
   A3     12669C3B4      38,686,909.00    32,543,228.09                -         -            -                       -
   A4     12669C3C2      18,487,076.00    18,487,076.00                -         -            -                       -
   A5     12669C3D0      18,487,074.00    18,487,074.00                -         -            -                       -
   A6     12669C3E8      25,000,000.00    25,000,000.00                -         -            -                       -
   A7     12669C3F5         325,000.00       325,000.00                -         -            -                       -
   A8     12669C3G3      28,765,200.00    28,242,582.37       146,077.17         -            -              146,077.17
   A9     12669C3H1      40,000,000.00    39,273,264.04       203,130.40         -            -              203,130.40
  A10     12669C3J7      38,815,800.00    38,110,579.06       197,116.73         -            -              197,116.73
  A11     12669C3K4      38,815,800.00    38,110,579.06                -         -            -                       -
  A12     12669C3L2      24,386,770.00    20,636,063.44     3,051,205.33         -            -            3,051,205.33
  A13     12669C3M0      54,870,230.00    46,431,140.62     6,865,211.67         -            -            6,865,211.67
  A14     12669C3N8       9,742,787.00                -                -         -            -                       -
  A15     12669C3P3       3,812,395.00                -                -         -            -                       -
  A16     12669C3Q1      38,726,909.00    32,571,452.91     2,325,053.61         -            -            2,325,053.61
  A17     12669C3R9      38,726,909.00    32,571,452.91                -         -            -                       -
  A18     12669C3S7       5,804,909.00     5,804,909.00                -         -            -                       -
  A19     12669C3T5       5,804,909.00     5,804,909.00                -         -            -                       -
  A20     12669C3U2      60,000,000.00    60,000,000.00                -         -            -                       -
   PO     12669C3V0       1,997,849.29     1,966,570.51        25,514.39         -            -               25,514.39
   M      12669C3X6       8,100,000.00     8,067,404.02         7,239.04         -            -                7,239.04
   B1     12669C3Y4       3,900,000.00     3,884,305.64         3,485.46         -            -                3,485.46
   B2     12669C3Z1       2,400,000.00     2,390,341.93         2,144.90         -            -                2,144.90
   B3     12669C5P1       1,200,000.00     1,195,170.97         1,072.45         -            -                1,072.45
   B4     12669C5Q9       1,200,000.00     1,195,170.97         1,072.45         -            -                1,072.45
   B5     12669C5R7       1,200,000.71     1,195,171.68         1,072.24         -            -                1,072.24
   AR     12669C3W8             100.00                -                -         -            -                       -
------------------------------------------------------------------------------------------------------------------------
 Totals                 786,838,000.00   532,251,032.06    25,592,728.14         -            -           25,592,728.14
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------
           Current     Ending           Ending
          Realized   Certificate      Certificate
Class      Losses     Balance          Factor
------------------------------------------------------
  A1           -    136,001,800.38     0.78121101844
  A2           -     30,222,622.22     0.78121056971
  A3           -     30,222,622.22     0.78121056971
  A4           -     18,487,076.00     1.00000000000
  A5           -     18,487,074.00     1.00000000000
  A6           -     25,000,000.00     1.00000000000
  A7           -        325,000.00     1.00000000000
  A8           -     28,096,505.20     0.97675334092
  A9           -     39,070,133.64     0.97675334092
 A10           -     37,913,462.33     0.97675334092
 A11           -     37,913,462.33     0.97675334092
 A12           -     17,584,858.11     0.72108188623
 A13           -     39,565,928.95     0.72108188623
 A14           -                 -     0.00000000000
 A15           -                 -     0.00000000000
 A16           -     30,246,399.30     0.78101764582
 A17           -     30,246,399.30     0.78101764582
 A18           -      5,804,909.00     1.00000000000
 A19           -      5,804,909.00     1.00000000000
 A20           -     60,000,000.00     1.00000000000
  PO           -      1,941,056.12     0.97157284763
  M            -      8,060,164.99     0.99508209702
  B1           -      3,880,820.18     0.99508209702
  B2           -      2,388,197.03     0.99508209702
  B3           -      1,194,098.52     0.99508209702
  B4           -      1,194,098.52     0.99508209702
  B5        0.21      1,194,099.23     0.99508210434
  AR           -                 -     0.00000000000
-----------------------------------------------------
Totals      0.21    506,658,303.72
------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
           Beginning        Pass       Accrued     Cumulative            Total         Net         Unscheduled
            Certificate   Through      Optimal      Unpaid   Deferred   Interest     Prepayment     Interest        Interest
 Class       Balance       Rate (%)    Interest    Interest  Interest     Due       Int Shortfall   Adjustment      Paid
------------------------------------------------------------------------------------------------------------------------------
  A1     146,444,526.81    5.750000    701,713.36     -          -      701,713.36       63.85          -         701,649.51
  A2      32,543,228.09    1.902500     51,594.58     -          -       51,594.58        4.69          -          51,589.88
  A3      32,543,228.09    6.597500    178,919.96     -          -      178,919.96       16.28          -         178,903.68
  A4      18,487,076.00    6.000000     92,435.38     -          -       92,435.38        8.41          -          92,426.97
  A5      18,487,074.00    6.500000    100,138.32     -          -      100,138.32        9.11          -         100,129.21
  A6      25,000,000.00    6.250000    130,208.33     -          -      130,208.33       11.85          -         130,196.49
  A7         325,000.00    6.250000      1,692.71     -          -        1,692.71        0.15          -           1,692.55
  A8      28,242,582.37    4.125000     97,083.88     -          -       97,083.88        8.83          -          97,075.04
  A9      39,273,264.04    4.250000    139,092.81     -          -      139,092.81       12.66          -         139,080.15
  A10     38,110,579.06    1.752500     55,657.32     -          -       55,657.32        5.06          -          55,652.26
  A11     38,110,579.06    6.747500    214,292.61     -          -      214,292.61       19.50          -         214,273.11
  A12     20,636,063.44    4.625000     79,534.83     -          -       79,534.83        7.24          -          79,527.59
  A13     46,431,140.62    6.250000    241,828.86     -          -      241,828.86       22.00          -         241,806.85
  A14                 -    2.852500             -     -          -               -           -          -                  -
  A15                 -   13.154715             -     -          -               -           -          -                  -
  A16     32,571,452.91    1.902500     51,639.32     -          -       51,639.32        4.70          -          51,634.63
  A17     32,571,452.91    6.597500    179,075.13     -          -      179,075.13       16.29          -         179,058.84
  A18      5,804,909.00    2.202500     10,654.43     -          -       10,654.43        0.97          -          10,653.46
  A19      5,804,909.00    6.297500     30,463.68     -          -       30,463.68        2.77          -          30,460.91
  A20     60,000,000.00    6.250000    312,500.00     -          -      312,500.00       28.43          -         312,471.57
  PO       1,966,570.51    0.000000             -     -          -               -           -          -                  -
   M       8,067,404.02    6.250000     42,017.73     -          -       42,017.73        3.82          -          42,013.91
  B1       3,884,305.64    6.250000     20,230.76     -          -       20,230.76        1.84          -          20,228.92
  B2       2,390,341.93    6.250000     12,449.70     -          -       12,449.70        1.13          -          12,448.56
  B3       1,195,170.97    6.250000      6,224.85     -          -        6,224.85        0.57          -           6,224.28
  B4       1,195,170.97    6.250000      6,224.85     -          -        6,224.85        0.57          -           6,224.28
  B5       1,195,171.68    6.250000      6,224.85     -          -        6,224.85        0.57          -           6,224.29
  AR                  -    5.750000             -     -          -               -           -          -                  -
-----------------------------------------------------------------------------------------------------------------------------
Totals   532,251,032.06              2,761,898.25     -          -    2,761,898.25      251.29          -       2,761,646.94
------------------------------------------------------------------------------------------------------------------------------

                          Current Payment Information
                               Factors per $1,000

----------------------------------------------------------------------------------------------------------------
                        Original      Beginning Cert.                                 Ending Cert.     Pass
                       Certificate     Notional         Principal       Interest        Notional       Through
Class       Cusip        Balance        Balance        Distribution    Distribution     Balance        Rate (%)
----------------------------------------------------------------------------------------------------------------
  A1      12669C2Z2  174,090,991.00   841.195319599     59.984301157    4.030360839   781.211018442    5.750000
  A2      12669C3A6   38,686,909.00   841.194836407     59.984266702    1.333522973   781.210569705    1.902500
  A3      12669C3B4   38,686,909.00   841.194836407      0.000000000    4.624398324   781.210569705    6.597500
  A4      12669C3C2   18,487,076.00  1000.000000000      0.000000000    4.999545077  1000.000000000    6.000000
  A5      12669C3D0   18,487,074.00  1000.000000000      0.000000000    5.416173834  1000.000000000    6.500000
  A6      12669C3E8   25,000,000.00  1000.000000000      0.000000000    5.207859456  1000.000000000    6.250000
  A7      12669C3F5      325,000.00  1000.000000000      0.000000000    5.207859456  1000.000000000    6.250000
  A8      12669C3G3   28,765,200.00   981.831601026      5.078260102    3.374739052   976.753340925    4.125000
  A9      12669C3H1   40,000,000.00   981.831601026      5.078260102    3.477003871   976.753340925    4.250000
 A10      12669C3J7   38,815,800.00   981.831601026      5.078260102    1.433752773   976.753340925    1.752500
 A11      12669C3K4   38,815,800.00   981.831601026      0.000000000    5.520254970   976.753340925    6.747500
 A12      12669C3L2   24,386,770.00   846.199125043    125.117238815    3.261095725   721.081886228    4.625000
 A13      12669C3M0   54,870,230.00   846.199125043    125.117238815    4.406886115   721.081886228    6.250000
 A14      12669C3N8    9,742,787.00     0.000000000      0.000000000    0.000000000     0.000000000    2.852500
 A15      12669C3P3    3,812,395.00     0.000000000      0.000000000    0.000000000     0.000000000   13.154715
 A16      12669C3Q1   38,726,909.00   841.054805376     60.037159558    1.333300985   781.017645818    1.902500
 A17      12669C3R9   38,726,909.00   841.054805376      0.000000000    4.623628515   781.017645818    6.597500
 A18      12669C3S7    5,804,909.00  1000.000000000      0.000000000    1.835249672  1000.000000000    2.202500
 A19      12669C3T5    5,804,909.00  1000.000000000      0.000000000    5.247439187  1000.000000000    6.297500
 A20      12669C3U2   60,000,000.00  1000.000000000      0.000000000    5.207859456  1000.000000000    6.250000
  PO      12669C3V0    1,997,849.29   984.343773421     12.770925790    0.000000000   971.572847631    0.000000
  M       12669C3X6    8,100,000.00   995.975805497      0.893708475    5.186902016   995.082097022    6.250000
  B1      12669C3Y4    3,900,000.00   995.975805497      0.893708475    5.186902016   995.082097022    6.250000
  B2      12669C3Z1    2,400,000.00   995.975805497      0.893708475    5.186902016   995.082097022    6.250000
  B3      12669C5P1    1,200,000.00   995.975805497      0.893708475    5.186902016   995.082097022    6.250000
  B4      12669C5Q9    1,200,000.00   995.975805497      0.893708475    5.186902016   995.082097022    6.250000
  B5      12669C5R7    1,200,000.71   995.975812823      0.893533727    5.186902054   995.082104343    6.250000
  AR      12669C3W8          100.00     0.000000000      0.000000000    0.000000000     0.000000000    5.750000
----------------------------------------------------------------------------------------------------------------
Totals               786,838,000.00   887.085053433     42.654546900    4.602744900   844.430506200
----------------------------------------------------------------------------------------------------------------

 THE
BANK OF
 NEW
 YORK
101 Barclay St., 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-22


Pool Level Data
Distribution Date                                                                                             2/25/2003
Cut-off Date                                                                                                   8/1/2002
Determination Date                                                                                             2/1/2003
Accrual Period 30/360                   Begin                                                                  1/1/2003
                                        End                                                                    2/1/2003
Number of Days in 30/360 Accrual Period                                                                              30


--------------------------------------------------------
  Collateral Information
--------------------------------------------------------

Group 1
Cut-Off Date Balance                                                                                     600,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                        532,251,032.06
Ending Aggregate Pool Stated Principal Balance                                                           506,658,303.71

Beginning Aggregate Certificate Stated Principal Balance                                                 715,838,002.80
Ending Aggregate Certificate Stated Principal Balance                                                    689,224,624.95

Beginning Aggregate Loan Count                                                                                     1198
Loans Paid Off or Otherwise Removed Pursuant to
  Pooling and Servicing Agreement                                                                                    54
Ending Aggregate Loan Count                                                                                        1144

Beginning Weighted Average Loan Rate (WAC)                                                                    6.674577%
Ending Weighted Average Loan Rate (WAC)                                                                       6.672839%

Beginning Net Weighted Average Loan Rate                                                                      6.226907%
Ending Net Weighted Average Loan Rate                                                                         6.226056%

Weighted Average Maturity (WAM) (Months)                                                                            351

Servicer Advances                                                                                             12,208.48

Aggregate Pool Prepayment                                                                                 25,114,902.86
Pool Prepayment Rate                                                                                        44.0417 CPR




--------------------------------------------------------
  Certificate Information
--------------------------------------------------------

Group 1
Senior Percentage                                                                                        96.6192550386%
Senior Prepayment Percentage                                                                            100.0000000000%

Subordinate Percentage                                                                                    3.3807449614%
Subordinate Prepayment Percentage                                                                         0.0000000000%

Certificate Account

Beginning Balance                                                                                                    -

Deposit
Payments of Interest and Principal                                                                              28,542,159.37
Liquidation Proceeds                                                                                                        -
All Other Proceeds                                                                                                          -
Other Amounts                                                                                                               -
Total Deposits                                                                                                  28,542,159.37

Withdrawals
Reimbursement of Servicer Advances                                                                                          -
Payment of Master Servicer Fees                                                                                    103,849.84
Payment of Sub Servicer Fees                                                                                        83,683.16
Payment of Other Fees                                                                                                       -
Payment of Insurance Premium(s)                                                                                             -
Payment of Personal Mortgage Insurance                                                                              83,683.16
Other Permitted Withdrawal per the
  Pooling and Service Agreement                                                                                             -
Payment of Principal and Interest                                                                               28,354,375.09
Total Withdrawals                                                                                               28,625,591.23

Ending Balance                                                                                                         251.29

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                            7,035.79
Compensation for Gross PPIS from Servicing Fees                                                                      7,035.79
Other Gross PPIS Compensation                                                                                               -
Total Net PPIS (Non-Supported PPIS)                                                                                         -

Master Servicing Fees Paid                                                                                         103,849.84
Sub Servicing Fees Paid                                                                                             83,683.16
Insurance Premium(s) Paid                                                                                                   -
Personal Mortgage Insurance Fees Paid                                                                               83,683.16
Other Fees Paid                                                                                                             -
Total Fees                                                                                                         271,216.15


--------------------------------------
  Delinquency Information
--------------------------------------
Group 1

Delinquency                                             30-59 Days     60-89 Days              90+ Days                Totals
Scheduled Principal Balance                           1,456,345.43              -            459,180.64          1,915,526.07
Percentage of Total Pool Balance                         0.287441%      0.000000%             0.090629%             0.378071%
Number of Loans                                                  3              0                     1                     4
Percentage of Total Loans                                0.262238%      0.000000%             0.087413%             0.349650%

Foreclosure
Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

REO
Scheduled Principal Balance                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%
Number of Loans                                                                                                             0
Percentage of Total Loans                                                                                           0.000000%

Book Value of all REO Loans                                                                                                 -
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                     -
Additional Gains (Recoveries)/Losses                                                                                        -
Total Realized Losses                                                                                                       -

---------------------------------------------
Subordination/Credit Enhancement Information
---------------------------------------------

Protection                                                                                     Original               Current
Bankruptcy Loss                                                                              115,413.00            115,413.00
Bankruptcy Percentage                                                                         0.019236%             0.022779%
Credit/Fraud Loss                                                                          6,000,000.00          6,000,000.00
Credit/Fraud Loss Percentage                                                                  1.000000%             1.184230%
Special Hazard Loss                                                                        6,000,000.00          5,322,510.32
Special Hazard Loss Percentage                                                                1.000000%             1.050513%

Credit Support                                                                                 Original               Current
Class A                                                                                  786,838,000.00        689,224,624.95
Class A Percentage                                                                          100.000000%           100.000000%